EXHIBIT 10.7
SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), is made effective as of December 9, 2015 (the “Effective Date”), and is entered into by and among Symbid Corp., a Nevada corporation (the “Company”), and the Buyer set forth on the signature page affixed hereto (the “Buyer”).
WITNESSETH:
WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); and
WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall sell to the Buyer, as provided herein, and the Buyer shall purchase 149,864,454 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) such shares representing on issuance 80% of the Company’s issued and outstanding Common Stock giving no effect to the Company’s 2,770,294 outstanding warrants, all of which are substantially out of the money.
NOW, THEREFORE, in consideration of the mutual consents and other agreements contained in this Agreement, the Company and the Buyer hereby agree as follow:
1. PURCHASE AND SALE OF SHARES.
Purchase of Shares.  Subject to the satisfaction of the terms and conditions of this Agreement, Buyer agrees to purchase as of the Effective Date, and the Company agrees to sell and issue to Buyer as of the Effective Date, 149,863,484 Shares in consideration of (i) the cancellation of an aggregate of $86,456.41 due from the Company to Buyer as of the close of business on December 7, 2016 for services and expense reimbursements; (ii) the payment by Buyer to the Company of $43,614 (the “Initial Cash Funding Amount”) to be used primarily to pay an aggregate of $37,614 to service provider creditors of the Company, including payments to enable the filing of the Company’s September 30, 2016 Quarterly Report on Form 10-Q; and (iii) the commitment of Buyer to fund, to the extent future net revenues of the Company prove insufficient, additional operating expenses of the Company necessary to ensure its continuing operation and existence until such time that the Company can fund operations independent of Buyer or until the Company completes an acquisition, business combination, or similar transaction with an operating entity in a transaction which results in a change of control of the Company. On the Effective Date, Buyer shall deliver in the manner requested by the Company, the Initial Cash Funding Amount.
2. BUYER’S REPRESENTATIONS AND WARRANTIES.
Buyer represents and warrants that:
(a) Investment Purpose. Buyer is acquiring the Shares, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Buyer reserves the right to dispose of the Shares at any time in accordance with or pursuant to an effective registration statement covering such Shares, or an available exemption under the Securities Act. The Buyer agrees not to sell, hypothecate or otherwise transfer the Shares unless such securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b) Buyer’s Qualifications.   Buyer (i) has full power and authority to execute and deliver this Agreement and all other related agreements and to carry out the provisions hereof and thereof and to purchase and hold the Shares. The execution and delivery of this Agreement has been duly authorized by all necessary action. This Agreement has been duly executed and delivered on behalf of Buyer and is a legal, valid and binding obligation of Buyer. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Buyer is a party or by which it is bound.
(c) Brokerage Fees.  Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.
(d) Buyer’s Knowledge of Investment Risks.  Buyer has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Shares to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto.
(e) Buyer Liquidity. Buyer has adequate means of providing for such Buyer’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Shares for an indefinite period of time.
(f) High Risk Investment; Review of Risk Factors.  Buyer is aware that an investment in the Shares involves a number of very significant risks, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the Shares.
(g) Reliance on Exemptions. Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire such securities.
(h) Information. Buyer is familiar with the Company and its operations and has been furnished with all documents and materials relating to the business, finances and operations of the Company and information that Buyer requested and deemed material to making an informed investment decision regarding its purchase of the Shares.
(i)           Transfer or Resale.  (A) Buyer understands that: (i) the Shares, have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise set forth in this Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Shares to the extent specifically set forth under this Agreement. There can be no assurance that there will be any market or resale for the Shares, nor can there be any assurance that the Shares will be freely transferable at any time in the foreseeable future.

(B) Buyer understands that the Company is a former “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the Shares that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.
(j)           Legends.  Buyer understands that the certificates or other instruments representing the Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.
(k)           Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(l)           Anti-Money Laundering Acknowledgement. The Buyer represents that the amounts invested by it for the Shares were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations.
3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to the Buyer that:
(a) Organization and Qualification.  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below.
(b)           Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and all other documents necessary or desirable to effect the transactions contemplated hereby (collectively the “Transaction Documents”) to which it is a party and to issue the Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c)           Capitalization. The authorized capital stock of the Company consists of 290,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the Effective Date, the Company has 37,465,871 shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding. All of such outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except for 389,484 warrants which expire on February 5, 2017, 15,500 of which are exercisable for the purchase of one share of Common Stock at an exercise price of $0.50 per share and 373,984 of which are exercisable for the purchase of one share of Common Stock at an exercise price of $0.75 per share and 2,330,810 warrants which expire on May 20, 2017, all of which are exercisable for the purchase of one share of Common Stock at an exercise price of $0.75 per share (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding liabilities other than those set forth on Schedule 3(c) hereto, and no fees that will be incurred (exclusive of fees due to Buyer) in connection with the filing of the Company’s September 30, 2016 Form 10-Q other than those set forth on Schedule 3(c) hereto, (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act, and (v) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares as described in this Agreement. The Shares, when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the issuance of the Shares). No co-sale right, right of first refusal or other similar right exists with respect to the Shares or the issuance and sale thereof. The issue and sale of the Shares will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities. The Company has made available to the Buyer true and correct copies of the Company’s Articles of Incorporation, and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto.
(d)           Issuance of Securities.  The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.
(e)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Markets (the “OTC Markets”) on which the Common Stock is quoted) applicable to the Company or by which any property or asset of the Company is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company (a “Material Adverse Effect”). Except those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under its Articles of Incorporation or By-laws. Except for those which could not reasonably be expected to have a Material Adverse Effect, the Company is not in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company. The business of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Escrow Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)           SEC Filings; Financial Statements.  The Company has filed (and, except for certain Current Reports on Form 8-K and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 which the Company agrees to file on or prior to December 14, 2016, has, within the past two years, timely filed (subject to 12b-25 filings with respect to certain periodic filings)) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Filings”). As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements of the Company included in the Company’s SEC Filings for the period from inception on July 28, 2011 to December 31, 2015, and the subsequent unaudited interim financial statements included in the Company’s SEC Filings (collectively, the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements were prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the SEC Filings. No other information provided by or on behalf of the Company to the Buyer including, without limitation, information referred to in this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(g) Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or the Common Stock, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (ii) have a Material Adverse Effect.
(h) No General Solicitation.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units and the underlying securities.
(i) Employee Relations.  The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened.
(j) Intellectual Property Rights.   The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.
(k) No Material Adverse Breaches, etc.  The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. The Company is not in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(l) Tax Status.  The Company has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.
(m) Certain Transactions.  Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
(n) Rights of First Refusal.  The Company is not obligated to offer the Shares offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.
(o) Reliance.  The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyers would not enter into this Agreement.
(p) Brokers’ Fees.  The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
4. COVENANTS.
(a) Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.
(b)           Reporting Status.  Until the date on which the Buyer shall have sold all of the Shares, the Company shall use its reasonable commercial efforts to file in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(c) Use of Proceeds.  The Company shall use $37,614 of the proceeds from the Initial Cash Funding Amount to pay off all existing liabilities to creditors and make all required payments (as set forth in Schedule 3(c)) needed to make and pay for the filing of the Company’s September 30, 2016 Form 10-Q on or before December 14, 2016.
(d) Listings or Quotation.  The Company shall use its best efforts to maintain the listing or quotation of its Common Stock upon the OTC Bulletin Board and/or OTC Markets.
(e)           Resales Absent Effective Registration Statement.  Buyer understands and acknowledges that (i) this Agreement and the agreements contemplated hereby will require the Company to issue and deliver the Shares to the Buyer with legends restricting their transferability under the Securities Act, and (ii) it is aware that resales of such Shares may not be made unless, at the time of resale, there is an effective registration statement under the Securities Act covering Buyer’s resale(s) or an applicable exemption from registration.
(f)           Continuance of Business Operations. The Company shall take all steps necessary to remain a viable operating business entity and not become an entity described in Rule 144(i)(1)(i).
5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.
The obligation of the Company hereunder to issue and sell the Shares to the Buyer is subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:
(a) The Buyer shall have delivered to the Company, the Initial Cash Funding Amount.
(b) The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Effective Date and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer as of the Effective Date.
6. CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.
(a) The obligation of the Buyer hereunder to purchase the Shares is subject to the satisfaction, on or before the Effective Date, of each of the following conditions:

(i) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the Effective Date and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the effective date. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares, all of which shall be in full force and effect.
(b) Indemnification of Buyers.  In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Shares hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer and each other holder of the Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Buyer Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any material breach of any covenant, agreement or obligation of the Company contained in this Agreement, or (b) any cause of action, suit or claim brought or made against such Buyer Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement by any of the Buyer Indemnitees. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Conflict, which is permissible under applicable law.
7.
CONFLICTS WAIVER. The Company acknowledges that Buyer serves as US corporate and securities counsel to the Company and will continue to serve in such capacity following Buyer’s purchase of the Shares. The Company agrees that in the event of any dispute arising in connection with this Agreement, Buyer shall be permitted to continue to represent the Company and the Company will not seek to disqualify Buyer as counsel and waives any objection that the Company might have with respect to Buyer’s dual role as counsel and a principal shareholder.
8.
GOVERNING LAW: MISCELLANEOUS.
(a) Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.
(b) Counterparts.  This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.
(c) Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(d) Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including any term sheet), and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
(f) Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) upon receipt when sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company, to:	Symbid Corp.
Marconistraat 16
3029 AK Rotterdam
The Netherlands
Attention: Korstiaan Zandvliet, CEO

If to Buyer, to:	CKR Law LLP
1330 Avenue of the Americas, 14th Floor
New York, New York 10019
Attention: Scott Rapfogel, Esq.
Telephone: (212) 259-7300
Facsimile: (212) 259-8200
(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.
(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
(i) Survival.  The representations and warranties of the Company and the Buyer contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 8, and the indemnification provisions set forth in Section 6, shall survive the effective date of this Agreement for a period of two (2) years.
(j) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(l) Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
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{00177968.1 / 3006.002}

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.
COMPANY:
SYMBID CORP.

By: /s/ Korstiaan Zandvliet
Name: Korstiaan Zandvliet
Title: Chief Exectuive Officer

BUYER:
CKR LAW LLP

By: /s/ Jeffrey Rinde
Name: Jeffrey Rinde
Title: Managing Partner

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Schedule 3(c)

Outstanding Company Liabilities

Accounts Payable (excluding payables to Buyer)

Friedman LLP (auditor)	$7,338
KA Consulting (accounting)	$6,712
Issuer Direct (Edgar printer/filer)	$4,389
V Stock (transfer agent)	$1,500
Sadler Gibb (tax returns)	$1,675
$21,614

Other Liabilities

2014 S-1 Late Filing Penalty	$14,630 (expected to be paid in shares)

September 30, 2016 10Q Fees and Expenses (excluding Buyer related Fees and Expenses)

Friedman LLP	$7,500
KA Consulting	$3,500
BDO (accounting)	$5,000
$16,000

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